UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): October 22, 2013

EXPERIENCE ART AND DESIGN, INC.

(Exact Name of Registrant as Specified in Charter)

                          Nevada                                                 333-174155                                            27-4673791

                    (State or other jurisdiction                      (Commission File Number)                              (IRS Employer

                           of incorporation)                                                                                                    Identification No.)

      27929 S.W. 95th Ave. Suite 1101, Wilsonville, OR                                           97070

             (Address of principal executive offices)                                                      (Zip Code)

          971-202-2435____

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EXPERIENCE ART AND DESIGN, INC.

Item 5.02        Departure of Directors or Certain Officers, Election of Directors,

                        Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2013, by unanimous action of the Board, Dr. Thomas Keith was appointed as a director of the Company to fill the vacancy created as a result of the resignation of Michael Noonan on June 3, 2013. Dr. Keith’s term will expire at the next annual meeting of shareholders.

Business Experience

Thomas Keith, M.D. is a physician who practiced pathology in Albuquerque, NM for twenty years and retired from medical practice in 2006. Dr. Keith graduated from Vanderbilt Medical School in 1978 and completed a pathology residency in 1982 and a post-doctoral fellowship in hematopathology in 1984 at Vanderbilt Medical Center. Prior to attending medical school, Dr. Keith graduated as valedictorian from Lawrence University with a Bachelor of Arts in 1974. Apart from the medical field, Dr. Keith has 30 years’ experience as a private investor and has strong interests in fine arts, economics and business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2013	EXPERIENCE ART AND DESIGN, INC.

By: /s/ Kenneth R. Kepp
Kenneth R. Kepp
Chief Financial Officer and Chief Operating Officer